UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	14-760865
(State of incorporation or organization)	(I.R.S. employer identification no.)

11552 Prosperous Drive
Odessa, Florida	33556
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-152940

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Item 1.                      Description of Registrant's Securities to be Registered.

A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No. 333-152940), filed with the Securities and Exchange Commission on November 4, 2008 (the “Registration Statement”) and is incorporated by reference herein.

Item 2.                      Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit Number	Description

3.1	Certificate of Incorporation of The Dais Corporation filed April 8, 1993*
3.2	Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed February 21, 1997*
3.3	Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed June 25, 1998*
3.4	Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed December 13, 1999*
3.5	Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 26, 2000*
3.6	Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 28, 2000*
3.7	Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed August 28, 2007*
3.8	Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed March 20, 2008*
3.9	Bylaws of Dais Corporation*
*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DAIS ANALYTIC CORPORATION

Dated: January 13, 2009	By:	/s/ Timothy N. Tangredi
Name: Timothy N. Tangredi
Title: Chief Executive Officer, President & Chairman